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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OF 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): SEPTEMBER 12, 2000



                         THE CHASE MANHATTAN CORPORATION
               (Exact Name of Registrant as Specified in Charter)


    DELAWARE
 (State or Other                     1-5805                      13-2624428
  Jurisdiction                  (Commission File              (I.R.S. Employer
of Incorporation)                   Number)                  Identification No.)


                       270 PARK AVENUE, NEW YORK, NY 10017
               (Address of Principal Executive Offices) (Zip Code)

                                 (212) 270-6000
              (Registrant's Telephone Number, Including Area Code)


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ITEM 5.  OTHER EVENTS.

         On September 13, 2000, The Chase Manhattan Corporation ("Chase") and J.P. Morgan & Co. Incorporated ("J.P. Morgan") announced that they had entered into an Agreement and Plan of Merger, dated as of September 12, 2000 (the "Merger Agreement"), pursuant to which J.P. Morgan will merge with and into Chase, with Chase as the surviving corporation (the "Merger"). Upon effectiveness of the Merger, Chase will change its name to J.P.
Morgan Chase & Co.

         As a result of the Merger, each outstanding share of common stock of J.P. Morgan (other than shares owned by J.P. Morgan or Chase) will be converted into 3.7 shares of common stock of Chase. Each outstanding share of preferred stock of J.P. Morgan will be converted into one share of preferred stock of Chase having substantially the same rights, powers, privileges and preferences as the preferred share of J.P. Morgan which is converted.

         The Merger is intended to constitute a reorganization under the Internal Revenue Code of 1986, as amended, and will be accounted for as a "pooling of interests". Consummation of the Merger is subject to various conditions, including approval by the common stockholders of Chase and J.P. Morgan and the receipt of required regulatory approvals. A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and a copy of the joint press release of Chase and J.P. Morgan with respect to the Merger is attached hereto as Exhibit 99.1.

         In connection with the Merger Agreement, Chase and J.P. Morgan entered into reciprocal stock option agreements, each dated as of September 12, 2000 (the "Stock Option Agreements"), pursuant to one of which Chase has the right, under certain circumstances, to purchase up to 19.9% of the issued and outstanding shares of common stock of J.P. Morgan, at a price per share equal to $208.13, and pursuant to the other of which J.P. Morgan has the right, under certain circumstances, to purchase up to 19.9% of the issued and outstanding shares of common stock of

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Chase, at a price per share equal to $56.25. Copies of the Stock Option
Agreements are attached hereto as Exhibits 10.1 and 10.2.

         The Merger Agreement, the Stock Option Agreements and the joint press release are incorporated herein by reference and the above description of those documents and the transactions contemplated thereby are qualified in their entirety by reference to those exhibits.

                           FORWARD LOOKING STATEMENTS

         A copy of the joint press release of Chase and J.P. Morgan is attached as an exhibit hereto. That press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of J.P. Morgan's and Chase's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These uncertainties include: the ability to obtain governmental approvals of the merger on the proposed terms and schedule; the failure of Chase and J.P. Morgan stockholders to approve the merger; the risk that the businesses will not be integrated successfully; the risk that the revenue synergies and cost savings from the merger may not be fully realized or may take longer to realize than expected; disruption from the merger making it more difficult to maintain relationships with clients, employees or suppliers; increased competition and its effect on pricing, spending, third-party relationships and revenues; the risk of new and changing regulation in the U.S. and internationally. Additional factors that could cause Chase's and J.P. Morgan's results to differ materially from those described in the forward-looking statements can be found in the 1999 Annual Reports on Forms 10-K of Chase and J.P. Morgan, filed with the Securities and Exchange Commission.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)      Exhibits:

         2.1 Agreement and Plan of Merger, dated as of September 12, 2000, between The Chase Manhattan Corporation and J.P. Morgan & Co. Incorporated

         10.1 Stock Option Agreement, dated as of September 12, 2000, between The Chase Manhattan Corporation and J.P. Morgan & Co. Incorporated

         10.2 Stock Option Agreement, dated as of September 12, 2000, between J.P. Morgan & Co. Incorporated and The Chase Manhattan Corporation

         99.1 Joint Press Release, dated September 13, 2000, announcing the execution of the Agreement and Plan of Merger between The Chase Manhattan Corporation and J.P. Morgan & Co. Incorporated

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Date:  September 18, 2000
                                             THE CHASE MANHATTAN CORPORATION

                                              /s/ Anthony J. Horan
                                             -------------------------------
                                                  Anthony J. Horan
                                                  Corporate Secretary


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                                 EXHIBIT INDEX

     Exhibit
     Number       Description
     --------     -----------

         2.1 Agreement and Plan of Merger, dated as of September 12, 2000, between The Chase Manhattan Corporation and J.P. Morgan & Co. Incorporated

         10.1 Stock Option Agreement, dated as of September 12, 2000, between The Chase Manhattan Corporation and J.P. Morgan & Co. Incorporated

         10.2 Stock Option Agreement, dated as of September 12, 2000, between J.P. Morgan & Co. Incorporated and The Chase Manhattan Corporation

         99.1 Joint Press Release, dated September 13, 2000, announcing the execution of the Agreement and Plan of Merger between The Chase Manhattan Corporation and J.P. Morgan & Co. Incorporated